Exhibit 1.1

[  ] Shares

Five Oaks Investment Corp.

Common Stock

UNDERWRITING AGREEMENT

[  ], 2014

KEEFE, BRUYETTE & WOODS, INC.

RBC CAPITAL MARKETS, LLC

As Representatives of the several
  Underwriters named in Schedule 1 attached hereto,

c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York 10019

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

Five Oaks Investment Corp., a Maryland corporation (the “Company”), proposes to sell [  ] shares (the “Firm Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) an option to purchase up to [  ] additional shares of the Common Stock on the terms set forth in Section 3 (the “Option Stock”).  The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.”  This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

The Company is externally managed by Oak Circle Capital Partners LLC, a Delaware limited liability company (the “Manager” and, together with the Company, the “Transaction Entities”), pursuant to a management agreement between the Company and the Manager (the “Management Agreement”).  On or before the Initial Delivery Date, the executive officers of the Manager and the directors and officers of the Company will enter into lock-up agreements substantially in the form of Exhibit A-1 and the Manager and XL Investments Ltd (“XL Investments”) will enter into lock-up agreements substantially in the form of Exhibit A-2 hereto.

1.              Representations, Warranties and Agreements of the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and each Delivery Date (as defined below), and agrees with each Underwriter that:

(a)                                 A registration statement on Form S-11 relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters.  As used in this Agreement:

(i)                                     “affiliate” has the meaning assigned to it by Rule 144 under the Securities Act (as herein defined);

(i)                                     “Applicable Time” means [  ] p.m. (New York City time) on [  ], 2014;

(ii)                                  “Effective Date” means the date and time as of which such registration statement was declared effective by the Commission;

(iii)                               “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(iv)                              “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v)                                 “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 3 hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations.

(vi)                              “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)                           “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof.  Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional shares of Common Stock under Rule 462(b) of the Rules and Regulations (the “Rule 462(b) Registration Statement”).  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)                                 The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405).

(c)                                  The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.

(d)                                 The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(e)                                  The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(f)                                   The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the

Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(g)                                  Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)                                 Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule 4 hereto.  The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Stock will not be required to be filed pursuant to the Rules and Regulations.

(i)                                     From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(j)                                    The Company has not (i) alone engaged in any Testing-the-Waters Communication, (ii) authorized anyone to engage in Testing-the-Waters Communication and (iii) distributed any Written Testing-the-Waters Communications.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(k)                                 Each of the Company and Five Oaks Acquisition Corp. (the “Subsidiary”) has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Maryland and under the laws of the State of Delaware, respectively, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus.  The Company and the Subsidiary are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which their ownership or lease of property or the conduct of their businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, assets, properties, affairs or prospects of the Company and the Subsidiary taken as a whole or on the Offering or consummation of any of the other transactions contemplated by this Agreement (a “Material Adverse Effect”).

(l)                                     The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) and does not own directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity except for the Subsidiary.

(m)                             The Company has an authorized and outstanding capitalization as set forth in each of the Registration Statement, Pricing Disclosure Package and Prospectus and, after giving effect to the Offering and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, will have an authorized and outstanding capitalization as set forth in column entitled “As Adjusted” under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Registration Statement, Pricing Disclosure Package and Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  Except as described in the Registration Statement, Pricing Disclosure Package and Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding.  No class or series of preferred stock has been issued except for 100 shares of 12.5% Cumulative Non-Voting Redeemable Preferred Stock and 920,000 shares of 8.75% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”); and no class or series of preferred stock is outstanding except the Series A Preferred Stock.

(n)                                 The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, upon payment and delivery in accordance with this Agreement will be duly and validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Registration Statement, Pricing Disclosure Package and Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights and free of any restriction upon the voting or transfer thereof pursuant to the Maryland General Corporation Law or the Company’s charter or bylaws or any agreement or instrument to which the Company is a party.

(o)                                 The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the Pricing Disclosure Package) is true and correct.  The form of certificate for the shares of the Stock to be issued and sold by the Company to the Underwriters hereunder conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents.

(p)                                 The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(q)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(r)                                    The Management Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(s)                                   The Management Agreement conforms in all material respects to the description thereof contained in the Registration Statement, Pricing Disclosure Package and Prospectus.  The operating, investment, allocation and other policies, strategies and guidelines of the Company and/or the Manager described in the Registration Statement, Pricing Disclosure Package and Prospectus accurately reflect in all material respects the policies, strategies and guidelines of the Company and/or the Manager, as the case may be, as currently in effect and the current intentions of the Company and/or the Manager, as the case may be, with respect to the continued and prospective operation of its business, and no material deviation from such policies, strategies or guidelines is currently contemplated.

(t)                                    The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Stock and the consummation of the transactions contemplated hereby and in the Registration Statement, Pricing Disclosure Package and Prospectus and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Registration Statement, Pricing Disclosure Package and Prospectus and the compliance by the Company with its obligations under this Agreement will not, whether with or without the giving of notice or passage of time, (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or constitute a default under any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the charter or bylaws of the Company; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except in the cases of clauses (i) and (iii) as would not reasonably be expected to have a Material Adverse Effect.

(u)                                 No consent, approval, authorization or order of, or filing or registration of or with, any federal, state, local or foreign court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required for the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement and in the Registration Statement, Pricing Disclosure Package and Prospectus (including the issuance and sale of the Stock) or the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Registration Statement, Pricing Disclosure Package and Prospectus, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the New York Stock Exchange and applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters.

(v)                                 Except as described in the Registration Statement, Pricing Disclosure Package and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(w)                               Except as described in the Registration Statement, Pricing Disclosure Package and Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other class or series of stock of or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other class or series of stock or other equity interest in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Stock.

(x)                                 The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(y)                                 Since the date of the latest audited financial statements included in the Registration Statement, Pricing Disclosure Package and Prospectus, (i) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, assets, properties, management, affairs or prospects of the Company, and (iii) there has not been any change in the capital stock or long-term debt of the Company.

(z)                                  Since the date as of which information is given in the Registration Statement, Pricing Disclosure Package and Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(aa)                          The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, Pricing Disclosure Package and Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations, stockholders’ equity and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The summary financial data and the selected financial data included in the Registration Statement, Pricing Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements included therein and the books and records of the Company.  The other financial and statistical data and information included in the Registration Statement, Pricing Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the books and records of the Company.  All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, Pricing Disclosure Package and Prospectus under the Securities Act and the Rules and Regulations.  The interactive data in eXtensible Business Reporting Language in the Registration Statement, the Prospectus or any Permitted Issuer Information (as defined below) fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb)                          Grant Thornton LLP, who have certified certain financial statements of the Company, whose report appears in the Registration Statement, Pricing Disclosure Package and Prospectus and who have delivered the initial letter referred to in Section 9(i) hereof, are independent registered public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”).  Grant Thornton LLP has not notified the Company or the Company’s board of directors of any illegal acts that are required to be reported pursuant to Section 10A of the Exchange Act.

(cc)                            The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, Pricing Disclosure Package and Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all assets held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any such leases or affecting or questioning the rights of the Company to be in the continued possession of the leased premises under such leases.

(dd)                          The Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its respective properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Company are in full force and effect; the Company is in compliance with the terms of such policies in all material respects; and the Company has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures (other than regular premium payments) are required or necessary to be made in order to continue such insurance; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(ee)                            All statistical and market-related data included in the Registration Statement, Pricing Disclosure Package and Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate in all material respects, and such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ff)                              The Company is not, and as of the applicable Delivery Date and at no time during which a prospectus is required by the Securities Act to be delivered in connection with the sale of the Stock, the Company will not be, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(gg)                            The Company has made a timely election to be subject to taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal

Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) for its short taxable year ending December 31, 2012. Commencing with its short taxable year ending December 31, 2012, the Company has been, and upon the sale of the Stock will continue to be, organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company has qualified and continues to qualify and has taken all necessary action to be treated, effective beginning with its short taxable year ended December 31, 2012, as a REIT under the Code.  The Company’s organization and current and proposed method of operation as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus enables the Company, and will continue to enable the Company in the future, to meet the requirements for qualification and taxation as a REIT under the Code.  The Company currently intends to continue to operate in a manner which would permit it to qualify and be taxed as a REIT under the Code and has no current intention of changing its proposed and current method of operation or engaging in activities which would cause it to fail to qualify or make economically undesirable, its continued qualification as a REIT under the Code.

(hh)                          The description of the Company’s organization and current and proposed method of operation and its qualification and taxation as a REIT under the Code set forth in the Registration Statement, Pricing Disclosure Package and Prospectus is, in all material respects, accurate and presents fairly the matters referred to therein.

(ii)                                  There is no litigation or legal, governmental or regulatory actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or, to the Company’s knowledge, any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority or other third party that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on either the performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

(jj)                                There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, Pricing Disclosure Package and Prospectus or, in the case of documents to be filed as exhibits to the Registration Statement, that are not described and filed as required.  The Company does not have knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and the statements made in the Registration Statement, Pricing Disclosure Package and Prospectus under the captions “Description of Our Securities,” “Prospectus Summary—Management Agreement,” “—REIT Qualification,” “—Investment Company Act Exclusion,” “—Restrictions on Ownership of our Common Stock,” “—Emerging Growth Company Status,” “Risk Factors—Risks Related to Our Organization and Structure,” “Risk Factors—Tax Risks,” “Distribution Policy,” “Business—Operating and Regulatory Structure—REIT Qualification,” “—Investment Company Act Exclusion,”

“Management—Manager Equity Plan,” “Our Manager and the Management Agreement—Management Agreement,” “—Management Services,” “—Grants of Equity Compensation to Our Manager, its Personnel and Affiliates and to Our Officers and Directors,” “Certain Relationships and Related Transactions,” “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws,” “Shares Eligible for Future Sale,” “U.S. Federal Income Tax Considerations” and Item 33 and Item 34 of Part II of the Registration Statement insofar as they purport to constitute summaries of the terms of the Company’s capital stock, other securities and organizational or charter documents and the terms of statutes, rules or regulations, legal or governmental proceedings or agreements, contracts and other documents, constitute accurate summaries of the terms of such capital stock, securities, organizational or charter documents, statutes, rules and regulations, legal and governmental proceedings and agreements, contracts and other documents in all material respects.

(kk)                          No relationship, direct or indirect, exists between or among the Company or the Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Subsidiary, on the other hand, that is required to be described in the Registration Statement, Pricing Disclosure Package and Prospectus which is not so described.

(ll)                                  The Company has no employees.

(mm)                  The Company has not been notified that any executive officer or key employee of the Company or the Manager, or a significant number of members of the investment teams of the Company or the Manager plan to terminate his, her or their employment with his, her or their current employer.  Neither the Company nor the Manager, nor any executive officer or key employee of the Company or the Manager is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Management Agreement, the Registration Statement, Pricing Disclosure Package and Prospectus.

(nn)                          (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except for instances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur for which the Company would have any material liability, (b) no Plan has failed to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan, except for a failure which would not reasonably be expected to result in a material liability to the Company and (c) the Company has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA

(other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); (iii) each Plan sponsored or maintained by the Company that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and (iv) no non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975(f)(3) of the Code has occurred with respect to any Plan which would reasonably be expected to result in a material liability to the Company.

(oo)                          The Company has timely filed all U.S. federal, state, local and foreign income, franchise and other tax returns required to be filed by it, subject to permitted extensions, and has timely paid all taxes (including any interest, penalties or additional amounts with respect thereto) due and payable (whether or not shown as due by such returns) or otherwise assessed, except insofar as the failure to timely file such returns or timely pay such taxes would not have, individually or in the aggregate, a Material Adverse Effect.  All such returns are true, complete and correct in all material respects. No deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, local or foreign income or franchise or other taxes is pending or, to the best of the Company’s knowledge, threatened, except in each case insofar as such assessment would not have, individually or in the aggregate, a Material Adverse Effect.  There is no tax lien, whether imposed by any federal, state, local or foreign or other taxing authority, outstanding against the assets, properties or business of the Company.  There are no tax returns of the Company that are currently being audited by federal, state, local or foreign or other taxing authorities or agencies which would have a Material Adverse Effect.

(pp)                          [RESERVED]

(qq)                          The Company (i) is not in violation of its charter or bylaws, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr)                                The Company (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language in the Registration Statement, the Prospectus and any Permitted Issuer Information (as defined below) fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Other than as described in the Registration Statement, Pricing Disclosure Package and Prospectus, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no (i) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting.

(ss)                              (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(tt)                                Since the date of the most recent balance sheet of the Company reviewed or audited by Grant Thornton LLP, (i) the Company is not aware of and has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) there have been no changes in internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect, internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(uu)                          Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.  The Company has taken all necessary action to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply

(including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(vv)                          The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Registration Statement, Pricing Disclosure Package and Prospectus accurately and fully describes in all material respects (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ww)                      The Company and the Subsidiary have such permits, consents, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental, regulatory or administrative authorities or any self-regulatory organization or non-governmental authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, Pricing Disclosure Package and Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  All such Permits are in full force and effect, the Company and the Subsidiary have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(xx)                          The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(yy)                          Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company and the Subsidiary are not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or known threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Subsidiary and (D) there are no known events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental authority, against or affecting the Company or the Subsidiary relating to Hazardous Materials or any Environmental Laws.

(zz)                            [RESERVED]

(aaa)                   Neither the Company nor the Subsidiary has, nor, to the knowledge of the Company, has any director, officer, agent, employee, affiliate or other person or acting on behalf of the Company or the Subsidiary, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  Neither the Company nor the Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company or the Subsidiary, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder; and the Company, the Subsidiary and, to the knowledge of the Company, its affiliates have conducted their business in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(bbb)                   The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (commonly referred to as the “Bank Secrecy Act”), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ccc)                      Neither the Company, the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiary is currently subject to any U.S. sanctions administered by the Office of

Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor the Subsidiary will directly or indirectly use the proceeds of the offering of the Stock, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ddd)                   Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor the Subsidiary (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the sale of the Stock to repay any outstanding debt owed to any affiliate of any Underwriter.

(eee)                      The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(h) or 6(a)(vi) and any Issuer Free Writing Prospectus as set forth on Schedule 4 hereto.

(fff)                         Neither the Company nor any of its affiliates has not taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

(ggg)                      The Stock has been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on the New York Stock Exchange.

(hhh)                   There are no affiliations between any member of FINRA and any of the officers, directors or, to the Company’s knowledge, any 5% or greater securityholders of the Company or the Subsidiary.

(iii)                               Neither the Company nor the Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Subsidiary or any Underwriter for any brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(jjj)                            Any financial or other data regarding XL Group PLC included in the Registration Statement, the Pricing Disclosure Package or the Prospectus is derived from XL Group PLC’s most recent public filings under the Exchange Act and is (to the Company’s knowledge) true and accurate in all material respects.

(kkk)                   Neither the issuance, sale and delivery of the Stock nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package or the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors.

(lll)                               No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.              Representations and Warranties Regarding the Manager.  The Manager represents and warrants to each Underwriter as of the date hereof, the Applicable Time and each Delivery Date (as defined below), and agrees with each Underwriter that:

(a)                                 All information regarding the Manager in the Registration Statement, Pricing Disclosure Package and Prospectus is true, correct and complete in all material respects.  The investment and allocation strategies, guidelines and policies described in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately reflect in all material respects the investment strategies, guidelines and policies of the Manager with respect to the operation of the Company’s business as currently in effect and the current intentions of the Manager with respect to the continued and prospective operation of the Company’s business, and no material deviation from such strategies, guidelines or policies is currently contemplated.

(b)                                 The Manager has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus.  The Manager is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, assets, properties, affairs or prospects of the Manager or on the Offering or consummation of any of the other transactions contemplated by this Agreement (a “Manager Material Adverse Effect”).  The Manager has no subsidiaries and, with the exception of its relationship with the Company as the Company’s investment manager pursuant to the Management Agreement, does not own or control, directly or indirectly, any corporation, association or other entity.

(c)                                  The Manager has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(d)                                 This Agreement has been duly authorized, executed and delivered by the Manager.

(e)                                  The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and legally binding agreement of the Manager enforceable against the Manager in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(f)                                   Except as otherwise stated therein, since the date as of which information is given in the Registration Statement, Pricing Disclosure Package and Prospectus, there has been no Manager Material Adverse Effect nor any development or event involving a prospective Manager Material Adverse Effect or any change, nor any development or event involving a prospective change, that would prevent the Manager from carrying out its obligations under this Agreement or the Management Agreement.

(g)                                  The execution, delivery and performance of this Agreement by the Manager and the consummation of the transactions contemplated hereby and in the Registration Statement, Pricing Disclosure Package and Prospectus and the compliance by the Manager with its obligations under each of the foregoing will not, whether with or without the giving of notice or passage of time, (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Manager, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the property or assets of the Manager is subject; (ii) result in any violation of the provisions of the charter or bylaws of the Manager; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Manager or any of its properties or assets, except in the case of clauses (i) and (iii) as would not reasonably be expected to have a Manager Material Adverse Effect.

(h)                                 No consent, approval, authorization or order of, or filing or registration of or with, any federal, state, local or foreign court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholder of the Manager, is required for the execution, delivery and performance by the Manager of this Agreement and the consummation of the transactions contemplated hereby and in the Registration Statement, Pricing Disclosure Package and Prospectus.

(i)                                     There is no litigation or any legal, governmental or regulatory actions, suits, claims, investigations or proceedings pending or, to the Manager’s knowledge, threatened or contemplated to which the Manager or, to the Manager’s knowledge, any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental, regulatory or administrative agency or body, or any self-regulatory organization or other non-governmental regulatory authority that could, in the aggregate, reasonably be expected to have a Manager Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the Management Agreement or the consummation of the transactions contemplated hereby or thereby.

(j)                                    The Manager has such Permits as are necessary under applicable law to own its properties and conduct its business with respect to the Company now conducted or proposed in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted by the Manager, except for any Permit that could not, in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.  All such Permits are in full force and effect, the Manager has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Manager Material Adverse Effect.

(k)                                 The Manager has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Management Agreement, the Registration Statement, Pricing Disclosure Package and Prospectus and under this Agreement.

(l)                                     To the knowledge of the Manager no executive officer of the Company and no executive officer or key employee of the Manager, nor any significant member of the investment teams of the Company or the Manager, plans to terminate his, her or their employment. Neither the Manager nor any executive officer or key employee of the Manager is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Management Agreement, the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(m)                             The Manager (i) is not in violation of its charter or bylaws, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(n)                                 The Manager (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Manager’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Manager’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Manager’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the Manager’s incorporation, there has been no (i) material weakness in the Manager’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Manager’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Manager’s internal control over financial reporting.

(o)                                 The Manager is duly registered as an investment adviser under the Investment Advisers Act of 1940 (the “Investment Advisers Act”) and is not prohibited by the Investment Advisers Act, or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement and the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)                                 The Manager carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its respective properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Manager are in full force and effect; the Manager is in compliance with the terms of such policies in all material respects; and the Manager has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures (other than regular premium payments) are required or necessary to be made in order to continue such insurance; there are no claims by the Manager under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Manager has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(q)                                 No labor disturbance by the employees of the Manager exists or, to the knowledge of the Manager, is imminent.

(r)                                    The Manager is not in violation of or has not received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(s)                                   Neither the Manager nor any of its affiliates has taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

Any certificate signed by any officer of the Manager and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by the Manager, as to matters covered thereby, to each Underwriter.

3.              Purchase of the Stock by the Underwriters.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell [  ] shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto.  The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to [  ] additional shares of Option Stock.  Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of shares of Firm Stock in the offering and as set forth in Section 5 hereof.  Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $[  ] per share; provided that the purchase price per share of Option Stock shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Stock but not payable on the Option Stock.

The Company shall not be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

4.              Offering of Stock by the Underwriters.  Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

5.              Delivery of and Payment for the Stock.  Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company.  This date and time are sometimes referred to as the “Initial Delivery Date.”  Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Firm Stock through the facilities of DTC unless the Representative shall otherwise instruct.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company.  On the Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

6.              Further Agreements of the Company and the Underwriters.  (a) The Company agrees:

(i)                                     To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the

Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information, including, but not limited to, any request for information concerning any Written Testing-the-Waters Communication; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii)                                  To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii)                               To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus or Written Testing-the-Waters Communication that will correct such statement or omission or effect such compliance;

(iv)                              To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(v)                                 Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

(vi)                              Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives;

(vii)                           To comply with all applicable requirements of Rule 164 and Rule 433 with respect to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and recordkeeping; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, Pricing Disclosure Package, Prospectus and Written Testing-the-Waters Communication or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance; the Company will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show;

(viii)                        To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Stock within the meaning of the Securities Act and (b) completion of the 90-day restricted period referred to in the Lock-up Agreements;

(ix)                              As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 400 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 425 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(x)                                 Unless the Board of Directors determines that it is no longer in the best interests of the Company or its stockholders, to use its best efforts to continue to be organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code so as to maintain the Company’s qualification as a REIT under the Code;

(xi)                              To not be or become, at any time prior to the expiration of three years after the date of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, required to be registered under such Act;

(xii)                           Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(xiii)                        For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Underwriters; notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waive such extension in writing; provided, however, that the foregoing extension shall not apply for so long as the Company remains an Emerging Growth Company;

(xiv)                       The Company has caused (i) the executive officers of the Manager and the directors and officers of the Company set forth on Schedule 2 hereto to execute and deliver to the Representatives, on or prior to the date hereof, a letter or letters, substantially in the form of Exhibit A-1 hereto and (ii) the Manager and XL Investments to execute and deliver to the Representatives, on or prior to the date hereof, a letter or letters, substantially in the form of Exhibit A-2 hereto (collectively, the “Lock-Up Agreements”);

(xv)                          To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Registration Statement, Pricing Disclosure Package and Prospectus under the caption, “Use of Proceeds”;

(xvi)                       The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Stock) on the New York Stock Exchange;

(xvii)                    The Company, during the period when a Prospectus relating to the Stock is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.  Additionally, the Company shall report the use of proceeds from the issuance of the Stock as may be required under Rule 463 under the Securities Act;

(xviii)                 [RESERVED]

(xix)                       Not, at any time at or after the date of this Agreement, to, directly or indirectly, offer or sell any Stock by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(xx)                          In violation of the Securities Act and the Exchange Act, not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of resale of the Stock;

(xxi)                       The Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar for its Common Stock;

(xxii)                    The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act; and

(xxiii)                 Prior to the Initial Delivery Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(b)                                 Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7.              Certain Agreements of the Manager.  The Manager agrees that, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, it shall notify you and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

8.              Expenses.  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes (other than income taxes or similar taxes) incident to and in connection with the performance of the Company’s obligations under this Agreement, including (a) accounting fees of the Company, (b) the fees and disbursements of counsel for the Company, (c) the authorization, issuance, sale and delivery by the Company of the Stock and the preparation and printing of certificates for the Stock; (d) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (e) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (f) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (g) any required review by the Financial Industry Regulatory Authority of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriters); (h)  the listing of the Stock on the New York Stock Exchange and/or any other exchange; (i) the costs and charges of any transfer agent, registrar or depositary; (j) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(xii) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (k) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (l) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company (provided that the Company will pay fifty percent (50%) of the cost of any aircraft chartered in connection with the road show); and (m) all other costs and expenses of the Company incident to the performance of its obligations under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

9.              Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Manager contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)                                 The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; the Registration Statement and all post-effective amendments thereto have become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus shall have been issued by the Commission and no proceedings therefor shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and all necessary regulatory or stock exchange approvals shall have been received.

(b)                                 No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)                                  No prospectus or amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus shall have been filed to which you shall have objected in writing.

(d)                                 All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(e)                                  Kaye Scholer LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.

(f)                                   Kaye Scholer LLP shall have furnished to the Representatives its written opinion, as tax counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2.

(g)                                  Foley & Lardner LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-3.

(h)                                 The Representatives shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i)                                     At the time of execution of this Agreement, the Representatives shall have received from Grant Thornton, LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent registered public accountants with respect to the Company within the meaning of the Securities Act, the Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, Pricing Disclosure Package and Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j)                                    With respect to the letter of Grant Thornton, LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(k)                                 The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i)                                     The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)                                  Since the date of the latest audited financial statements included in the Registration Statement, Pricing Disclosure Package and Prospectus, (i) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, (ii) there has not been any material adverse change, or any development involving a prospective adverse change, in or affecting the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, assets, properties, management, affairs or prospects of the Company, and (iii) there has not been any change in the capital stock or long-term debt of the Company;

(iii)                               The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, contemplated or threatened;

(iv)                              All filings required to have been made by the Company pursuant to the Rules and Regulations have been made as and when required by such Rules and Regulations; and

(v)                                 They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(l)                                     The Manager shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i)                                     The representations, warranties and agreements of the Manager in Section 2 are true and correct on and as of such Delivery Date, and the Manager has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)                                  Since the date of the latest audited financial statements included in the Registration Statement, Pricing Disclosure Package and Prospectus, (i) the Manager has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, (ii) there has not been any material adverse change, or any development involving a prospective adverse change, in or affecting the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, assets, properties, management, affairs or prospects of the Manager, and (iii) there has not been any change in the capital stock or long-term debt of the Manager; and

(iii)                               They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, only with respect to information regarding the Manager, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(m)                             The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Financial Officer substantially in the form of Exhibit C hereto.

(n)                                 (i) The Company shall not have sustained, since the date of the latest audited financial statements included in the Registration Statement, Pricing Disclosure Package and Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock (except for increases or decreases that the Prospectus discloses have occurred) or long-term debt of the Company, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, assets, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(o)                                 Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(p)                                 Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NYSE MKT or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(q)                                 The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(r)                                    FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Stock.

(s)                                   The Lock-Up Agreements between the Representatives and (i) the executive officers of the Manager and the directors and officers of the Company set forth on Schedule 2, (ii) the Manager and (iii) XL Investments, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(t)                                    The Management Agreement shall be in full force and effect.

(u)                                 [RESERVED]

(v)                                 The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(w)                               No action shall have been taken and no statute, rule, regulation or orders shall have been enacted, adopted or issued be any federal, state or foreign governmental or regulatory authority that would, as of the Initial Delivery Date and any Option Stock Delivery Date, as the case may be, prevent the issuance or sale of the Stock by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Initial Delivery Date or any Option Delivery Date, as the case may be, prevent the issuance or sale of the Stock by the Company.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10.       Indemnification and Contribution.

(a)                                 The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Manager shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)                                 The Manager shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act to the extent and in the manner set forth in paragraph (a) above; provided, however, that in the case of the Manager this indemnity shall only apply to any loss, liability, claim, damage or expense if such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information concerning the Manager in the Registration Statement, Pricing Disclosure Package and Prospectus.

(c)                                  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Manager, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or the Manager or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, or the Manager, or any such director, officer, employee or controlling person.

(d)                                 Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(e)                                  If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Manager, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Manager, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Manager, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the

Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Manager or by the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Manager and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10(e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f)                                   The Underwriters severally confirm and the Company and the Manager acknowledge and agree that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession figure and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

11.       Defaulting Underwriters.  If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date.  If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default.  If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

12.       Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock (and, if any Option Stock is to be purchased on a Delivery Date which occurs after the Initial Delivery Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Stock, by notice given to and received by the Company at any time on or prior to delivery of and payment for the Option Stock) if, prior to that time, any of the events described in Sections 9(n), 9(o) and 9(p) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

13.       Reimbursement of Underwriters’ Expenses.  If the Company shall fail to tender the Stock for delivery to the Underwriters for any reason or the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

14.       Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.       No Fiduciary Duty.  Each of the Transaction Entities acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between any Transaction Entity and any other person, on the one hand, and the Underwriters, on the other, exists in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Transaction Entities, including, without limitation, with respect to the determination of the public offering price of the Stock, and the purchase and sale of the Stock pursuant to this Agreement, including the determination of the initial public offering price of the Stock and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (iii) any duties and obligations that the Underwriters may have to the Transaction Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Transaction Entities.  Each of the Transaction Entities hereby waives any claims that the Transaction Entities may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16.       Notices, Etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)         if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019 Attn: General Counsel; to RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281, Attn: Equity Capital Markets (Fax: 212-428-6260); and with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention:  Paul D. Tropp (Fax: 212-859-4000); and

(b)         if to the Company or the Transaction Entities, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: David Oston; and with a copy to Kaye Scholer LLC, 425 Park Avenue, New York, New York 10022, Attention Administrative Partner for the further attention of Kenneth G.M. Mason (Fax: (212) 836-8689).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

17.       Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Transaction Entities and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Transaction Entities, the officers of the Company who have signed the Registration Statement and any person controlling the Company or the Manager within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18.       Survival.  The respective indemnities, representations, warranties and agreements of the Company and the Manager and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19.       Definition of the Terms “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

20.       Trial by Jury.  Each of the Company and the Manager (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.       Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

22.       Submission to Jurisdiction, Etc.  The Transaction Entities hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

23.       Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

24.       Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

FIVE OAKS INVESTMENT CORP.

By:
Name:
Title:

OAK CIRCLE CAPITAL PARTNERS LLC

By:
Name:
Title:

Accepted:

KEEFE, BRUYETTE & WOODS, INC.
RBC CAPITAL MARKETS, LLC

For themselves and as Representatives of the several Underwriters named in Schedule 1 hereto

By KEEFE, BRUYETTE & WOODS, INC.

By:
Authorized Representative

By RBC CAPITAL MARKETS, LLC

By:
Authorized Representative

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock

Keefe, Bruyette & Woods, Inc.
RBC Capital Markets, LLC
Oppenheimer & Co. Inc.
JMP Securities LLC
Mitsubishi UFJ Securities (USA), Inc.
Total	[ ]

SCHEDULE 2

PERSONS DELIVERING LOCK-UP AGREEMENTS

David Carroll

David Oston

Kian Fui (Paul) Chong

Darren Comisso

Thomas Flynn

Thomas M. Pearce, Jr.

Neil A. Cummins

William Houlihan

David Akre

SCHEDULE 3

ORALLY CONVEYED PRICING INFORMATION

1. The price to the public of the Stock is $[  ].

2. The number of shares of Firm Stock is [  ].

SCHEDULE 4

ISSUER FREE WRITING PROSPECTUSES

None.

Exhibit A-1

LOCK-UP LETTER AGREEMENT

KEEFE, BRUYETTE & WOODS, INC.

RBC CAPITAL MARKETS, LLC

As Representatives of the several

Underwriters named in Schedule 1,

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Five Oaks Investment Corp., a Maryland corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Keefe, Bruyette & Woods, Inc. and RBC Capital Markets, LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock by bona fide gift, will or intestate succession or to a trust for the benefit of the undersigned or members of the undersigned’s “immediate family”, which shall mean any relationship by blood, marriage or adoption, not more remote than first cousin; provided, however, (a) that each resulting transferee of Common Stock executes and delivers to you an agreement satisfactory to you in which such transferee agrees to be bound by the terms of this Agreement for the remainder of the Lock-Up Period and confirms that it has been in compliance with the terms hereof since the date hereof as if it had been an original party hereto, and (b) any such transfer fully complies with, and is not required to be or voluntarily disclosed or reported under, applicable law, including, but not limited to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder (other than on a Form 5 made after the expiration of the 90-day period referred to above).

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Keefe, Bruyette & Woods, Inc. and RBC Capital Markets, LLC, on behalf of the Underwriters, waives such extension in writing; provided, however, that the foregoing extension shall not apply for so long as the Company remains an Emerging Growth Company.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an

2

Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: , 2014

4

Exhibit A-2

LOCK-UP LETTER AGREEMENT

KEEFE, BRUYETTE & WOODS, INC.

RBC CAPITAL MARKETS, LLC

As Representatives of the several

Underwriters named in Schedule 1,

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Five Oaks Investment Corp., a Maryland corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Keefe, Bruyette & Woods, Inc. and RBC Capital Markets, LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”).

[Notwithstanding the foregoing, the undersigned may allocate grants, including shares of Common Stock, awarded to the undersigned pursuant to and in accordance with the terms of the Five Oaks Investment Corp. Equity Plan (the “Equity Plan”) currently in effect to a participant under the Equity Plan that is subject to, or, solely in the case of any employee who may be hired by the undersigned during the Lock-Up Period, delivers to you, an agreement satisfactory to you in which such participant agrees prior to such allocation to be bound by the terms of this Agreement for the remainder of the Lock-Up Period and confirms that it has been in compliance with the terms hereof since the date hereof as if it had been an original party hereto.](1)

[Notwithstanding the foregoing, upon five business days’ prior written notice to Keefe, Bruyette & Woods, Inc. and RBC Capital Markets, LLC, the undersigned may transfer any of the foregoing securities to any direct or indirect wholly owned subsidiary of XL Group plc; provided, however, that each resulting transferee executes and delivers to you an agreement satisfactory to you in which such transferee agrees to be bound by the terms of this Agreement for the remainder of the Lock-Up Period and confirms that it has been in compliance with the terms hereof since the date hereof as if it had been an original party hereto.](2)

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Keefe, Bruyette & Woods, Inc. and RBC Capital Markets, LLC, on behalf of the Underwriters, waives such extension in writing; provided, however, that the foregoing extension shall not apply for so long as the Company remains an Emerging Growth Company.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become

(1)  Insert in Manager Lock-Up Letter.

(2)  Insert in XL Lock-Up Letter.

2

effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: , 2014

4

EXHIBIT B-1

FORM OF OPINION OF ISSUER’S COUNSEL

Note: Defined terms have the meanings ascribed to them in the Underwriting Agreement

For purposes of our opinions, “Opining Laws” shall mean and be limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law, Limited Liability Company Act and Limited Partnership Act of the State of Delaware which, in each case, in the exercise of customary professional diligence, would reasonably be recognized as applicable directly to the Company or the Manager, as the case may be.  For purposes of our opinions, the “law” of a jurisdiction means such jurisdiction’s statutes, the judicial and administrative decisions of such jurisdiction, and the rules and regulations of the governmental or regulatory authorities of such jurisdiction, but excluding the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with any of the foregoing excluded items.

Whenever any of our opinions with respect to the existence or absence of facts or other matters is qualified by the words “to our knowledge” or “known to us” or other words of similar meaning, the quoted words mean the current and actual awareness (without independent investigation as to opinion (xiv)) by lawyers in the “primary lawyer group” of factual matters or other information that such lawyers recognize as being relevant to the opinion or confirmation so qualified.  “Primary lawyer group” means those lawyers currently in our firm who have been responsible for representing and providing legal work for the Company or the Manager.  Each agreement and instrument to which the Company or the Manager is a party; and each order issued by any court or governmental agency or body having jurisdiction over the Company or the Manager, as the case may be, or any of their respective properties or assets that is known to us is set forth on Schedule 2 hereto, which schedule constitutes the index to the virtual data room for the Company’s Securities offering as of the date hereof.

Based on the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, it is our opinion that:

(i)                                     The Company and Five Oaks Acquisition Corp. (the “Subsidiary”) are each duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which their ownership or lease of property or the conduct of their businesses requires such qualification.

(ii)                                  The Manager is a limited liability corporation, and the Subsidiary is a corporation, each duly organized, validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus.  The Manager is duly qualified to do business and in good standing as a

B-2-1

foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification.

(iii)                               The Agreement and the Management Agreement have been duly and validly authorized, executed and delivered by the Manager.

(iv)                              The issuance of the shares of Stock to be issued and sold by the Company pursuant to the Agreement are not subject to any preemptive rights, resale rights, rights of first refusal or similar rights or any restriction upon the voting or transfer thereof arising under agreement or instrument known to us to which the Company is a party.

(v)                                 The execution, delivery and performance of the Agreement by the Company, the issuance and sale of the Stock and the consummation of the transactions contemplated by the Agreement and in the Registration Statement, Pricing Disclosure Package and Prospectus and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Registration Statement, Pricing Disclosure Package and Prospectus and the compliance by the Company with its obligations under the Agreement do not and will not (A) result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument known to such counsel to which the Company or the Subsidiary is a party; or (B) result in any violation of any applicable Opining Law or any written order known to us issued by any court or governmental agency or body having jurisdiction over either the Company or the Subsidiary or any of its properties or assets; or (C) the certificate of incorporation or bylaws of the Subsidiary.

(vi)                              The execution, delivery and performance of the Agreement by the Manager and the consummation of the transactions contemplated by thereby and in the Registration Statement, Pricing Disclosure Package and Prospectus and compliance by the Manager with its obligations under each of the foregoing will not (A) result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Manager, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument known to us to which the Manager is a party; (B) result in any violation of the provisions of the certificate of formation or operating agreement of the Manager; or (C) result in any violation of any applicable Opining Law or any written order known to such counsel issued by any court or governmental agency or body having jurisdiction over the Manager or any of its properties or assets.

(vii)                           No consent, approval, authorization or order of, or filing or registration of or with, any federal, state, local or foreign court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance by the Company of the Agreement or the consummation of the transactions contemplated by the Agreement and in the Registration Statement, Pricing Disclosure Package and Prospectus, except for (A) such as have been made or obtained under the Securities Act or the Exchange Act; (B) such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state or foreign securities laws in connection

B-3-2

with the purchase and sale of the Stock; and (C) such other consents, approvals, authorizations, registrations or qualifications as have been made or obtained.

(viii)                        No consent, approval, authorization or order of, or filing or registration of or with, any federal, state, local or foreign court or governmental, regulatory or administrative agency or body or any self-regulatory agency or other non-governmental regulatory authority having jurisdiction over the Manager or any of its properties or assets, or approval of the members of the Manager, is required for the execution, delivery and performance of the Agreement or the consummation of the transactions contemplated thereby and in the Registration Statement, Pricing Disclosure Package and Prospectus, except for such consents, approvals, authorizations, registrations or qualifications as have been obtained.

(ix)                              To our knowledge, except as disclosed in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(x)                                 To our knowledge, there is no pending suit or proceeding against the Company, the Subsidiary or the Manager or any of their respective officers or directors by or before any federal or New York State court or any Delaware State court acting pursuant to the Limited Liability Company Act of the State of Delaware or the General Corporation Law of the State of Delaware or any federal or New York governmental agency, authority or body or any Delaware State governmental agency, authority or body acting pursuant to the Limited Liability Company Act of the State of Delaware or the General Corporation Law of the State of Delaware, which would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Agreement (and, in the case of the Manager, to perform its obligations under the Management Agreement) or the consummation of the transactions contemplated thereby.  To our knowledge, there is not pending any action, suit, proceeding, inquiry or investigation, to which the Company or the Subsidiary is a party, or to which the property of the Company or the Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would be required to be disclosed in the Prospectus and the Registration Statement pursuant to Item 103 of Regulation S-K, other than those that are disclosed therein, and to our knowledge, no action, suit, proceeding, inquiry or investigation is threatened.

(xi)                              The Registration Statement has been declared effective by the Commission under the Securities Act, and the required filings of the Prospectus pursuant to Rule 424(b) under the Securities Act have been made with the Commission in the manner and within the time period required by Rule 424(b).  To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been instituted or threatened by the Commission.

(xii)                           (A) The Registration Statement, on the Effective Date and on the applicable Delivery Date, and (B) the Prospectus, when filed with the Commission pursuant to

B-3-3

Rule 424(b) and on the applicable Delivery Date, complied as to form, in all material respects, with the applicable requirements of the Securities Act and the Rules and Regulations, except that in each case we express no opinion with respect to the financial statements and related notes and schedules indicated therein or omitted therefrom or other financial data contained in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(xiii)                        The statements made in each of the Registration Statement, Pricing Disclosure Package and Prospectus under the captions “Prospectus Summary—Management Agreement”, “—REIT Qualification”, “—Investment Company Act Exclusion”, “—Restrictions on Ownership of our Common Stock”, “—Emerging Growth Company Status”, “Distribution Policy”, “Business—Operating and Regulatory Structure—REIT qualification”, “—Investment Company Act exclusion”, “Management—Manager Equity Plan”, “—Code of Conduct”, “Our Manager and the Management Agreement—Management Agreement”, “—Management Services”, “—Grants of Equity Compensation to our Manager, its Personnel and Affiliates and to Our Officers and Directors”, “Certain Relationships and Related Transactions”, “Description of Our Securities,” “Shares Eligible for Future Sale—Rule 144,” “—Lock-up Agreements” and “Underwriting—Lock Up Agreements”, (A) insofar as they purport to constitute matters of law, summaries of legal matters, legal proceedings or legal conclusions, have been reviewed by us and are correct in all material respects; and (B) insofar as they purport to constitute summaries of (1) the Company’s amended Code of Conduct, approved by the Company’s board of directors on December 6, 2013, (2) the form of Indemnification Agreements, the Company’s Amended and Restated Investment Guidelines and the Company’s Related Party Transactions Policy, approved by the Company’s board of directors on March 12, 2013, (3) the Management Agreement, dated as of May 16, 2012, (4) the Manager Equity Plan, effective as of December 18, 2012, (5) the Registration Rights Agreement (amended and restated) dated as of December 18, 2012, (6) the Underwriting Agreement dated [  ], 2014 and the forms of Lock-up Agreements which appear as Exhibits A-1 and A-2 thereto and (7) the Warrants issued on September 29, 2012 to XL Investments Ltd., have been reviewed by us and are fair summaries of such agreements or policies, as the case may be.

(xiv)                       To our knowledge, the Company has not entered into any material agreement or instrument which is required to be filed as an exhibit to the Registration Statement in accordance with the applicable requirements of Regulation S-K, but which has not been so filed as required.

(xv)                          Each of the Company and the Subsidiary is not and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described in the Registration Statement, Pricing Disclosure Package and Prospectus, will not be an “investment company” required to register under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder or an entity “controlled” by an “investment company” within the meaning of such Act.

The opinions expressed above are subject to the following qualifications, assumptions and exceptions:

(a)                                 The foregoing opinions are limited to the specific issues addressed and to laws existing on the date hereof.  By rendering our opinions, we do not undertake to advise you

B-3-4

with respect to any matter or, of any change in, such laws or in the interpretations thereof which may occur after the date hereof.

(b)                                 Except as specifically set forth in paragraphs (vii) and (viii), we express no opinion as to the effect of any failure to obtain required consents of any third party.

(c)                                  We express no opinion with respect to limitations imposed by law and court decisions upon the availability of the remedy of specific performance, injunctive relief and other equitable remedies, whether sought in legal or equitable proceedings.

(d)                                 We express no opinion with respect to the enforceability under certain circumstances, of (1) provisions that expressly or by implication waive broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law; or (2) provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

(e)                                  We express no opinion with respect to the effect of legal or equitable principles which provide, essentially, that a court may not enforce (or may limit the application of) a contract or portions thereof, which the court finds as a matter of law to have been unconscionable at the time the contract was made.

(f)                                   The foregoing opinions are subject to the qualification that the enforceability of certain rights, remedies, waivers and submissions provided in the Transaction Documents, may be unavailable or limited by certain laws and judicial decisions.  In respect of such qualification, however, we are of the opinion that such laws and judicial decisions do not, subject to the other exceptions and limitations contained in this opinion letter, make the remedies generally afforded by the Transaction Documents inadequate to permit enforcement of the indebtedness or other obligations arising thereunder.

(g)                                  The statements in opinions set forth in paragraphs (i) and (ii) with respect to the Company’s, the Subsidiary’s and the Manager’s good standing (and in the case of the Manager and the Subsidiary, valid existence) are based solely on (1) certificates of good standing (in the case of the Manager, a long-form certificate of good standing) from the office of the Secretary of State of New York and (in the case of the Manager) of Delaware; and (2) a certificate of an officer of the Company and the Manager, respectively, as to where each entity maintains its assets and conducts its operations.

(h)                                 The statements in the opinion set forth in paragraph (xi) with respect to the effectiveness of the Registration Statement and the non-existence of any stop orders with respect to the Registration Statement are based solely on our knowledge, including upon statements to that effect made to us as of the date hereof by members of the staff of the Commission.

Such counsel shall also have separately furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (1) such counsel has acted as counsel to the

B-3-5

Company in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (2) based on the foregoing, nothing has come to the attention of such counsel that causes it to believe that:

(a)         the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b)         the Prospectus, as of its date and as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(c)          the most recent Preliminary Prospectus, filed with the Commission on [  ], 2014, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

except that in each case we do not express a belief with respect to the financial statements or related notes and schedules related therein or omitted therefrom or other financial data contained in or omitted from the Registration Statement, Pricing Disclosure Package and Prospectus.  We do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Pricing Disclosure Package and Prospectus.

B-3-6

EXHIBIT B-2

FORM OF TAX OPINION OF ISSUER’S COUNSEL

The statements made in each of the Registration Statement, Pricing Disclosure Package and Prospectus under the captions “Risk Factors—Tax Risks” and caption “U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects; and our opinion filed as Exhibit 8 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

B-3-7

EXHIBIT B-3

FORM OF OPINION OF COMPANY’S MARYLAND COUNSEL

[TO COME FROM FOLEY]

B-3-1

EXHIBIT C

CERTIFICATE OF THE ISSUER’S CHIEF FINANCIAL OFFICER

FIVE OAKS INVESTMENT CORP.

OAK CIRCLE CAPITAL PARTNERS LLC

Officer’s Certificate

[  ], 2014

I, David Oston, Chief Financial Officer, Treasurer and Secretary of Five Oaks Investment Corp., a Maryland corporation (the “Company”), and Oak Circle Capital Partners LLC, a Delaware limited liability company (the “Manager”) hereby certify on behalf of each of the Company and the Manager (and not in a personal capacity) that:

1.              I am providing this certificate in connection with the public offering (the “Offering”) by the Company of [  ] shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to an underwriting agreement, dated [  ], 2014, by and among the Company, the Manager and the underwriters party thereto as described in the Preliminary Prospectus, dated [  ], 2014, relating to the Common Stock (collectively, the “Prospectus”).

2.              I am responsible for the financial accounting and reporting of the Company and the Manager, and am familiar with the operations and records systems of the Company and the Manager.  I have read the (i) Registration Statement, (ii) the Prospectus and (iii) the Pricing Disclosure Package.

3.              I have reviewed the financial and other data or information identified on the pages from the Prospectus attached hereto as Exhibit A (the “Circled Information”) and compared the Circled Information to the corresponding accounting and corporate records of the Company and the Manager.  I either found the Circled Information to be in agreement with the corresponding amounts and/or information reflected in such records or verified the mathematical accuracy of the Circled Information that was derived for the data in such records.  In each case the Circled Information has been appropriately derived from the Company’s accounting and corporate records, fairly presents in all material respects the aforementioned information for the periods presented and is, as of the date of this certificate, a true and accurate measurement of the data it is intended to represent for the periods presented, in all material respects.

4.              With respect to the financial and other data or information indentified on the pages from the Prospectus attached hereto as Exhibit B, to the best of my knowledge, such ranges represent a fair estimate, in all material respects, of the Company’s expected book value per common share and net income for the year ended December 31, 2013 based on my knowledge at the time such disclosures were made.  In addition, nothing has come to my attention that would cause me to believe that the actual financial results of the

Company and its subsidiary for the year ended December 31, 2013, once finalized, will be inconsistent in any material respect with such information.

5.              At February [  ], 2014, there was no change in the capital stock (except for increases that the Prospectus discloses have occurred), no increase in long-term debt and no decreases in total assets or stockholders’ equity of the Company as compared with amounts shown on the September 30, 2013, unaudited condensed consolidated balance sheet.

6.              For the period from October 1, 2013, to February [  ], 2014, there were no decreases, as compared with the corresponding period in the preceding year, in net interest income or in the total or per-share net income.

This certificate is to assist the Underwriters in conducting and documenting their investigation in connection with the Offering by the Company pursuant to the Prospectus.

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate on behalf of the Company as of the date first written above.

By
	Name:	David Oston
	Title:	Chief Financial Officer, Treasurer, Secretary and Director